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                                                                    Exhibit 10.4


                                                   November 1, 2000


Joe Madungandaba
Scanix Six (Pty) Ltd.
Private Bag X34
Benmore 2010
Sanlam Office Park South 9
Fredman Drive
Sandown 2196
Republic of South Africa

Dear Joe:

     We have had correspondence and discussions relating to the granting of warrants for Biopure stock. This letter sets forth the result of our discussions.

     We will grant the warrants hereinafter described (collectively, the "Warrants") on the following schedule, but they would only become exercisable after "South African Approval," meaning a broad label marketing approval for Hemopure(R) solution, for surgery, in South Africa (i.e., the approval requested by Biopure in its July 1999 submission to the Medicines Control Council). Further, all of the Warrants will become exercisable (or, in the case of the second and third grants - be issued) only if South African Approval is achieved before U.S. approval AND on or before December 31, 2001.

     The first Warrant, a Warrant to purchase 250,000 shares of Biopure Class A Common Stock, will be granted as of October 31, 2000 and will have an exercise price of $19.304 per share. This Warrant will have a 3-year term and will expire October 31, 2003.

     The second Warrant, a Warrant to purchase 250,000 shares of Biopure Class A Common Stock, will be granted as of the day Hemopure receives South African Approval, as defined above. The exercise price for the second Warrant will be the average high and low prices reported by NASDAQ, averaged over the trading days in the six months ending on the day before the date of issuance or, if higher, $35.00 per share. This Warrant will have a 3-year term from the date of grant.

     The third Warrant, a Warrant to purchase 250,000 shares of Biopure Class A Common Stock, will be granted following South African Approval, as defined above, provided our agreed upon


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Phambili Hospital Products (PTY) Ltd.
November 1, 2000
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development plans are being met but not earlier than October 31, 2001. The
Warrant exercise price will be a six-month daily average, as described above (the six-month period ending on the day before the date of issuance) or $45.00 per share, whichever is less.

     Neither the Warrants nor the shares issued upon exercise of the Warrants ("Shares") will be registered under the U.S. Securities Act of 1933, so the holder will need to rely on the availability of Rule 144 to sell shares in the U.S. market. The Warrants will provide for cashless exercise. Thus, assuming that the current position of the U.S. Securities and Exchange Commission as we now understand it does not change, we expect that Shares acquired for cash may be saleable under Rule 144 one year after the date the Warrant being exercised was issued, and Shares acquired in a cashless exercise may be salable at any time beginning one year following the date of issuance of the Warrant pursuant to which the Shares are issued.

     The grants of the Warrants are to comply with fair, lawful and ethical business practices. We hope for a favorable outcome to the past efforts by all parties with our application to the Medicines Control Council. All Warrants will be in the form attached hereto, with appropriate changes for price, date and other conforming terms.

     You have advised us that the Warrants are to be issued to a new corporation, Scanix Six (Pty) Limited, registration no. 2000/029528/07 ("Owner"). Because our relationship with the principals of Owner, you and Dr. Anna Mokgokong, predates the existence of Owner, both of you and Dr. Mokgokong have agreed to assure us that no other entity has or will have any rights to or claims on the Warrants. Thus, each of you (Mr. Madungandaba), Dr. Mokgokong, Malasela Holdings (Pty) Limited (for itself and all of its affiliates), Phambili Hospital Products (Pty) Limited and Owner agree as follows:

          1. In consideration of the issuance of the Warrants to Owner, and other good and valuable consideration, receipt of which each of the Undersigned, jointly and severally, on behalf of himself, herself or itself and his, her or its heirs, assigns, representatives, administrators, and/or


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Phambili Hospital Products (PTY) Ltd.
November 1, 2000
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executors, hereby release and forever discharge Biopure Corporation and each of its stockholders, predecessors, successors, assigns, agents, directors, officers, employees, former employees, representatives, attorneys, divisions, affiliates and subsidiaries, whether wholly or partially owned and affiliated (and agents, directors, officers, employees, former employees, representatives, and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown ("claim" or "claims"), which he, she or it now has, owns, or holds, or claims to have own or hold, or which he, she or it, at any time hereafter had, owned, or held, or claimed to have had, owned or held against each or any of the Releasees, including without limitation, express or implied, any claims for breach of contract or implied contract or any claims for failure to pay in connection with services, including without limitation, any claim to the issued Warrants or to any other warrants, options, or any securities or rights to receive securities.

     Each of Owner, Joe Madungandaba and Anna Mokgokong represent, warrant and agree as follows:

          (a) The sole owner of record and beneficially of Owner is Superbia Three (Pty) Limited, a South African corporation with registration number 2000/030294/07 ("Superbia").

          (b) The only owners of record and beneficially of Superbia are Kwesa Investment Trust ("Kwesa") and Kolebe Family Trust ("Kolebe"). These two trusts are also the only owners of record and beneficially of Malasela Group (Pty) Limited.

          (c) The beneficiaries of Kwesa are Joe Madungandaba and members of his family, and none of Mr. Madungandaba or any such family member is a person described in paragraph f(ii) below. The beneficiaries of Kolebe are Dr. Anna Mokgokong and members of her family, and none of Dr. Mokgokong or


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Phambili Hospital Products (PTY) Ltd.
November 1, 2000
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any such family member is a person described in paragraph f(ii) below.

          (d) Except for sales of Shares pursuant to Rule 144, the Warrants may not be transferred in whole or in part without the prior written approval of Biopure Corporation in its sole discretion.

          (e) Neither the Warrants nor any Shares may be transferred for consideration other than fair market value paid in cash.

          (f) None of the undersigned nor any trustee or beneficiary of Kwesa or Kolebe has promised to, directly or indirectly (including by transfer of the capital stock of or other interests in any of the undersigned or any changes in or assignments of trust interests by a trustee or any beneficiary of Kwesa or Kolebe), nor will any of the Undersigned use, a Warrant or any portion thereof or any Shares or any proceeds from a Warrant or any Shares (from disposition, pledge or any other transaction), directly or indirectly (including derivative securities), or any other payment or benefit derived directly or indirectly from Biopure Corporation to offer, promise or pay any money, gift or any other thing of value to any person (i) for the purpose of influencing official actions or decisions affecting Biopure Corporation or any of its products, or (ii) while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to (x) an employee, officer or other person acting in an official capacity for any government or its instrumentalities or (y) any political party, party official or candidate for political office.

     Each of the undersigned, as applicable, will provide Biopure Corporation with the assurances and official documents that Biopure Corporation periodically may request to verify the Undersigned's compliance with paragraph (f).

     This letter is being signed by Biopure Corporation on March 9, 2001 and will become binding and effective as of the date first set forth above when agreed to and duly signed by all


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Phambili Hospital Products (PTY) Ltd.
November 1, 2000
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of the undersigned by duly authorized persons and delivered to Biopure
Corporation.

                                             Sincerely,

                                             BIOPURE CORPORATION



                                             By:________________________________
                                                Carl W. Rausch
                                                Chairman, CEO




AGREED TO:

Phambili Hospital Products
  (Pty) Limited (as to
  paragraph numbered 1)


By:_______________________________           ___________________________________
   Title:                                    Joe Madungandaba


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Phambili Hospital Products (PTY) Ltd.
November 1, 2000
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Malasela Holdings (Pty) Limited
(as to paragraph numbered 1)

                                             ___________________________________
                                             Dr. Anna Mokgokong
By:_______________________________
   Title:
                                             Scanix Six (Pty) Limited


                                             By:________________________________
                                                Title:

Superbia Three (Pty) Limited


By:_______________________________


   Kwesa Investment Trust


By:_______________________________
   Trustee


Kolebe Family Trust


By:_______________________________
   Trustee